UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2004

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	0-18001	33-0864902
(State or other jurisdiction of incorporation or organization	(Commission file number)	(I.R.S. Employer Identification No.)

4490 Von Karman Avenue Newport Beach, California	92660 (Zip Code)
(Address of principal executive offices)

(949) 833-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01    Entry into a Material Definitive Agreement

$50 Million Amended and Restated Revolving Credit Agreement

On September 16, 2004, William Lyon Homes, Inc. (“California Lyon”), a California corporation and wholly-owned subsidiary of William Lyon Homes (“Delaware Lyon” or the “Company”), entered into an Amended and Restated Revolving Line of Credit Loan Agreement (the “$50 Million Facility”) with California Bank & Trust. The $50 Million Facility has a maximum commitment of $50 million and an initial maturity date of September 21, 2006. After that date: a) the maximum commitment under the $50 Million Facility reduces at the rate of $12.5 million per quarter beginning December 31, 2006, and b) advances may only be used to complete previously approved projects subject to the borrowing base as of the initial maturity date. Interest under the $50 Million Facility is payable monthly at a rate equal to the lender’s “prime rate” or LIBOR plus 2.40% to 2.60%, in each instance depending on California Lyon’s ratio of total liabilities to tangible net worth. Effective as of September 16, 2004, interest under the $50 Million Facility was being charged at the rate of 4.2325%. Also, prior to initial maturity California Lyon must pay an annual commitment fee of $250,000, payable in quarterly installments, with the commitment fee reducing thereafter to an amount calculated as 0.50% of the reduced commitment amount after the initial maturity date. The $50 Million Facility includes a $6.0 million sub-limit for the issuance of letters of credit to support residential projects owned and developed by California Lyon. The $50 Million Facility will provide funding for the acquisition, development and construction of current and future residential homebuilding projects. The $50 Million Facility replaces a same size facility from the same lender that had an “initial maturity” in September 2004.

$150 Million Amended and Restated Loan Agreement

On September 17, 2004, California Lyon entered into an Amended and Restated Loan Agreement (the “$150 Million Facility”) with RFC Construction Funding Corp. The $150 Million Facility has a maximum commitment of $150 million and a maturity date of September 24, 2008, although after September 24, 2006, advances under this facility may only be made to complete projects approved on or before such date. The maximum commitment under the $150 Million Facility is reduced by the aggregate amount of loan commitments under separate project loans issued by the lender or its affiliates to California Lyon or its affiliates with respect to projects that are not cross-collateralized with the collateral under the $150 Million Facility. Amounts outstanding under the $150 Million Facility bear interest, payable monthly, at prime plus 0.25%. Effective as of September 17, 2004, interest under the $150 Million Facility was being charged at the rate of 4.75%. The annual commitment fee payable by California Lyon in quarterly installments is $750,000. The $150 Million Facility replaces a same size facility from the same lender that had a final maturity date in September 2006.

California Lyon has entered into separate secured project loans with the lender under the $150 Million Facility. The amount available under the $150 Million Facility is reduced by the amount that the lender has committed to the separate project loans. The terms of the separate project loans are substantially similar to those of the $150 Million Facility. A default under the separate project loans would constitute a cross-default under the $150 Million Facility. Delaware Lyon and California Lyon consider the separate project loans as outstanding under the $150 Million Facility and include amounts outstanding under the separate project loans within indebtedness outstanding under their revolving credit facilities.

Additional Covenants and Provisions

Availability under the $50 Million Facility and the $150 Million Facility (collectively, the “Facilities”) is subject not only to the maximum amount committed under the respective facility as described above, but also to both various borrowing base and concentration limitations. The borrowing base limits lender advances to certain agreed percentages of asset value. The allowed percentage generally increases as the asset progresses from land under development to residence subject to contract of sale. Advances for each type of collateral become due in whole or in part, subject to possible re-borrowing, and/or the collateral becomes excluded from the borrowing base, after a specified period or earlier upon sale. Concentration limitations further restrict availability under the Facilities. The effect of these borrowing base and concentration limitations essentially is to mandate minimum levels of California Lyon investment in a project, with higher percentages of investment required at earlier phases of a project, and with greater absolute dollar amounts of investment required as a project progresses. Each Facility is secured by deeds of trust on the real property and improvements thereon owned by California Lyon in the subdivision project(s) approved by the respective lender, as well as pledges of all net sale proceeds, related contracts and other ancillary property. California Lyon has also provided each lender with an unsecured environmental indemnity that is a contingent obligation in addition to its obligation to repay loans under the Facilities.

Some of California Lyon’s obligations under the Facilities are guaranteed on an unsecured basis, and an environmental indemnity has been given, by Delaware Lyon.

Under the revolving Facilities, California Lyon is required to comply with a number of covenants, the most restrictive of which require Delaware Lyon to maintain:

•	A tangible net worth, as defined, of $200.0 million, adjusted upwards quarterly by (x) 50% of net income after June 30, 2004 and (y) 75% of additional future equity offerings;

•	A ratio of total liabilities to tangible net worth, each as defined, of less than 3.25 to 1; and

•	Minimum liquidity, as defined, of at least $10.0 million.

Each of the Facilities contains various representations and warranties, covenants and events of default typical for credit facilities of this type. These include cross-defaults relating to certain other obligations of California Lyon for borrowed money; a cross-default relating to a credit agreement between one of the lenders and a limited partnership subsidiary of Delaware Lyon; and defaults or covenants with respect to such matters as the posting of cash or letters of credit in certain circumstances, the application or deposit of excess net sales proceeds, maintenance of specified ratios, limitations on investments in joint ventures, maintenance of fixed charge coverages, maintenance of profitability, stock ownership changes, changes in management, lot ownership, and average sales prices of homes.

As of September 17, 2004, California Lyon had approximately $28.4 million of borrowings outstanding under the $50 Million Facility and approximately $82.9 million outstanding under the $150 Million Facility. In addition, as of September 17, 2004, California Lyon had commitments available to permit it to borrow an additional approximately $79.5 million under the Facilities.

The terms of the Facilities were established in arms-length negotiations with the respective lenders thereunder. As described above, RFC Construction Funding Corp., the lender under the $150 Million Facility, and its affiliates also act as lenders to California Lyon and its affiliates under other credit facilities. California Bank and Trust, the lender under the $50 Million Facility, also acts as the lender to certain affiliates of California Lyon under other credit facilities. In addition, the lenders under the Facilities and their affiliates may act as lenders to California Lyon and its affiliates in the future. They receive, and expect to receive, customary fees for these services.

The $50 Million Facility and the $150 Million Facility are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by this reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the respective Facilities. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Forward-looking information involves important risks and uncertainties that could significantly affect future results and accordingly, such results may differ from those expressed in forward-looking statements made by or on behalf of the Company. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by forward-looking statements. Factors that could cause these statements to differ materially include those discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K

Item 2.03    Creation of a Direct Financial Obligation

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 9.01    Exhibits

(c)  Exhibits

Exhibit No.	Description

10.1	Amended and Restated Revolving Line of Credit Loan Agreement dated September 16, 2004 by and between California Bank & Trust, a California banking corporation, and William Lyon Homes, Inc., a California corporation.

10.2	Amended and Restated Loan Agreement dated as of September 17, 2004 between William Lyon Homes, Inc., a California corporation, and RFC Construction Funding Corp., a Delaware corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2004

WILLIAM LYON HOMES

By:	/s/ MICHAEL D. GRUBBS
Name: Its:	Michael D. Grubbs Senior Vice President, Chief Financial Officer and Treasurer

2

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Revolving Line of Credit Loan Agreement dated September 16, 2004 by and between California Bank & Trust, a California banking corporation, and William Lyon Homes, Inc., a California corporation.

10.2	Amended and Restated Loan Agreement dated as of September 17, 2004 between William Lyon Homes, Inc., a California corporation, and RFC Construction Funding Corp., a Delaware corporation.